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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE

Stamps.com Contacts:
--------------------
Seth Oster                                      Ken McBride (Investor inquiries)
Vice President, Corporate Communications        Acting Chief Financial Officer
(310) 581-7542                                  (310) 581-7552
soster@stamps.com                               ir@stamps.com
-----------------                               -------------

Encryptix Contact:
------------------
Leslie Furuta
Director, Corporate Communications
EncrypTix, Inc.
(310) 955-4908
lfuruta@encryptix.com
---------------------



                      CHANGES ANNOUNCED TO STAMPS.COM AND
                         ENCRYPTIX BOARDS OF DIRECTORS


SANTA MONICA, Calif. - Wednesday, December 27, 2000 - Stamps.com(TM) (Nasdaq:
STMP), the leading provider of Internet mailing and shipping services, today announced that John Payne has resigned from his position on the board of directors. Payne served as chief executive officer of Stamps.com from August 1998 to October 2000. Payne is also resigning his position on the board of directors of EncrypTix, Inc., a majority-owned subsidiary of Stamps.com.

Stamps.com will file a Form 8-K current report with the Securities and Exchange Commission, which details all of the terms of Payne's resignation.

Marvin Runyon, former U.S. postmaster general, continues in his role as chairman of Stamps.com. Bruce Coleman remains as CEO at Stamps.com and Jim Rowan continues as president and CEO of EncrypTix, Inc.



                                      ###


"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release may contain forward-looking statements that involve risks and uncertainties. Important factors that could cause actual results to differ materially from those in the forward-looking statements are detailed in filings with the Securities and Exchange Commission made from time to time by Stamps.com, including its annual report on Form 10-K/A for the fiscal year ended December 31, 1999, its quarterly report on Form10-Q for the fiscal quarter ended September 30, 2000, and its Current Reports on Form 8-K. Stamps.com undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
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Stamps.com and iShip and the Stamps.com, iShip logos are trademarks of
Stamps.com Inc. All other brands and names are property of their respective owners.